                            POWER OF ATTORNEY

                    KNOW ALL MEN BY THESE PRESENTS THAT

      I, thomas c. stabley, have made, constituted and appointed, and by these presents do make, constitute and appoint Susan E. Melbourne and Jennifer L. McDonough, Office of the General Counsel, as my true and lawful attorneys for me and in my name, place and stead, to prepare, execute and file with the Securities and Exchange Commission, National Association
of Securities Dealers, or any other appropriate regulatory or administrative agencies any and all forms,statements or reports which may be required with respect to reporting my beneficial ownership of securities of Rex Energy
Corporation,including, without limitation, the statements entitled
Initial Statement of Beneficial Ownership of Securities on Form 3,
Statement of Change in Beneficial Ownership of Securities on Form 4,
and Annual Statement of Beneficial Ownership of Securities on Form 5
required to be filed pursuant to Section 16(a) of the Securities
Exchange Act of 1934, giving and granting unto said attorneys full power and authority to do and perform all and every act or thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that the said attorneys, or their substitute(s) shall lawfully do or cause to be done by virtue thereof.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal the 10th day of february, 2012.

      /s/ thomas c. stabley
      Name: thomas c. stabley

COMMONWEALTH OF PENNSYLVANIA    )
                         )  SS.:
COUNTY OF CENTRE         )

      On this 10th day of february, 2012, before me, the subscriber, personally appeared thomas c. stabley, to me personally known to be the same person described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

      /s/ suzanne marie reynolds
      Notary Public

suzanne marie reynolds, Notary Public
College Twp., Centre County
My Commission Expires june 16, 2014.